Exhibit 3(ii)

                                 Adopted April 25, 1961,
                                 Amended September 26, 1977
                                 Further Amended April 22, 1980,
                                 January 25, 1982, April 23, 1990,
                                 June 29, 1993, October 24, 1994,
                                 December 20, 1994 and December 20,1995

                             ACME UNITED CORPORATION
                                 INDEX - BY-LAWS

Page              Article    Section
----              -------    -------
  1                  1                     Location of Principal Office
                                           ----------------------------

                     2                     Shareholders
                                           ------------
                                1          Annual Meeting
                                2          Special Meetings
                                3          Place of Meetings
                                4          Notice of Meetings
  2                             5          Closing of Transfer Books or
                                           Fixing of Record Date
                                6          Voting Lists
  3                             7          Quorum
                                8          Proxies
                                9          Voting of Shares
3 & 4                           10         Voting of Shares by Certain Holders
  4                             11         Notification of Nominations

  4                  3                     Board of Directors
                                           ------------------
                                1          General Powers
  5                             2          Number, Tenure and Qualifications
                                3          Vacancies
                                4          Regular Meetings
                                5          Special Meetings
                                6          Notice
                                7          Quorum
  6                             8          Manner of Acting
                                9          Compensation
                                10         Presumption of Assent
                                11         Annual Reports
                                12         Executive Committee
  7                             13         Audit Committee
                                14         Nominating Committee
                                15         Compensation Committee

  7                  4                     Officers
                                           --------
                                1          Number
                                2          Election and Term in
                                           Office
                                3          Removal
                                4          Vacancies
  8                             5          Chairman
                                6          President
                                7          Vice Chairman
  9                             8          The Executive Vice President
                                9          The Senior Vice Presidents
                                10         Vice Presidents

                             ACME UNITED CORPORATION
                                 INDEX - BY-LAWS


Page              Article    Section
----              -------    -------
                                           Officers.  (Continued)
                                           ---------
  9                  4          11         Secretary
  10                            12         Treasurer
                                13         Assistant Secretaries and Assistant
                                           Treasurers
                                14         Salaries

  10                 5                     Contracts, Loans, Checks and
                                           -----------------------------
                                           Deposits
                                           --------
                                 1         Contracts
                                 2         Loans
                                 3         Checks, Drafts, etc.
                                 4         Deposits

  11                 6                     Certificates for Shares and
                                           ----------------------------
                                           Their Transfer
                                           --------------
                                 1         Certificates for Shares
                                 2         Transfer of Shares

  11                 7                     Fiscal Year
                                           -----------

  11                 8                     Dividends
                                           ---------

  11                 9                     Seal
                                           ----

  11                 10                    Waiver of Notice
                                           ----------------

  11                 11                    Amendments
                                           ----------

                            Adopted on April 25, 1961
                             by Common Shareholders
                                at Annual Meeting
                           Amended September 26, 1977,
                         Further Amended April 22, 1980,
                        January 25, 1982, April 23, 1990,
                        June 29, 1993, October 24, 1994,
                     December 20, 1994 and December 20, 1995


                                     BY-LAWS
                                       OF
                             ACME UNITED CORPORATION


         ARTICLE 1. Offices. The principal office of the Corporation in the State of Connecticut shall be located in the Town of Fairfield, County of Fairfield, Connecticut. The Corporation may have such other offices, either within or without the State of Connecticut, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         ARTICLE 2. Shareholders.

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Monday of April in each year, for the purpose of electing Directors and for the transaction of such-other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Connecticut, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

         Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all the outstanding shares of the Corporation entitled to vote at the meeting.

         Section 3. Place of Meetings. Meetings of shareholders shall be held at the offices of the Corporation in Fairfield or at such other place as may be designated by the President or the Board of Directors of the Corporation.

         Section 4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the President or Secretary to each shareholder of record entitled to vote at such meeting, by leaving such notice with him or at his residence or usual place of business, or by mailing a copy thereof addressed to him at his last known post office address as last shown on the stock records of the Corporation, postage prepaid, not less than ten (10) days before the date of such meeting.

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         By-Laws of Acme United Corporation                              pg. 2
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         ARTICLE 2. Shareholders (continued)

         Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of the shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of the shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 6. Voting Lists. The officers or agent having charge of the stock transfer books for shares of the Corporation shall make, at least five days before each meeting of shareholders of which at least ten (10) days' notice is given a complete list or other equivalent record of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of, and the number and class of shares held by each. Such list or other equivalent record shall, for a period of five days prior to such meeting, be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder during usual business hours for any proper purpose in the interest of the shareholder as such or of the Corporation and not for speculative or trading purposes, or for any purpose inimical to the interest of the Corporation or of its shareholders. Such list or other equivalent record shall also be produced and kept open at the time and place of the meeting and shall be subject for any such proper purpose to such inspection during the whole time of the meeting. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to inspect such list or other equivalent record.

         By-Laws of Acme United Corporation                              pg. 3
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         ARTICLE 2. Shareholders (continued)

         Section 7. Quorum. A majority of the outstanding shares of the Corporation, entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless it specifies the length of time for which it is to continue in force or limits its use to a particular meeting not yet held.

         Section 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         Section 10. Voting of Shares By Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares held by an administrator, executor, a guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         By-Laws of Acme United Corporation                              pg. 4
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         ARTICLE 2. Shareholders (continued)

         Section 10. Voting of Shares By Certain Holders (continued)

         Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         At all shareholders' meetings, any vote, if so requested by any shareholder, shall be by ballot, and the name of each shareholder so voting shall be written upon each ballot with the number of shares held by him.

         Section 11. Notification of Nominations.

         Nominations for the election of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors. Any shareholder entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 60 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business of the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice
(c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholders, (d) Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a Director of the Company if elected. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         ARTICLE 3. Board of Directors.

         Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

         By-Laws of Acme United Corporation                              pg. 5
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         ARTICLE 3. Board of Directors (continued)

         Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be not less than five nor more than nine. The Directors shall be elected at the annual meeting of shareholders and each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Connecticut or shareholders of the Corporation.

         In the event that a total of nine Directors are not elected at the annual meeting of the shareholders, an additional Director or additional Directors may be elected at any special meeting of the shareholders to hold office until the next annual meeting of the shareholders, or until a successor or successors shall be elected and shall have qualified, provided that the total number of Directors elected shall at no time exceed nine.

         Section 3. Vacancies. Vacancies in the Board of Directors, because of death, resignation or for any other reason, shall be filled by the remaining Directors.

         Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Connecticut, for the holding of additional regular meetings without other notice than such resolution.

         Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Connecticut, as the place for holding any special meeting of the Board of Directors called by them.

         Section 6. Notice. Notice of any special meeting shall be given at least two days prior thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The notice shall give the time and place of the meeting, and in the case of a special meeting, the objects thereof.

         Section 7. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         By-Laws of Acme United Corporation                              pg. 6
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         ARTICLE 3. Board of Directors (continued)

         Section 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 9. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

         Section 10. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         Section 11. Annual Reports. At the annual meeting of the shareholders, the Chairman or the President shall submit a report on the condition of the Corporation's business.

         Section 12. Executive Committee. The Board of Directors may elect from its membership an executive committee having such number of members as may be prescribed from time to time by the Board of Directors, which members of the executive committee may be elected for such terms as may be prescribed by the Board of Directors provided, however, that the term of office of any member of the executive committee shall not extend beyond the term for which such member is elected a Director of the Corporation.

         The Board of Directors may fill any vacancy in the executive committee, or any other committee.

         During the intervals between the meetings of the Board of Directors, the executive committee shall possess and may exercise all the powers of the Board of Directors in the management and direction of the affairs of the Corporation in all matters in which specific directions shall not be given by the Board of Directors.

         All action by the executive committee shall be reported to the Board of Directors at the next meeting succeeding such action, and shall be subject to review and alteration by the Board of Directors provided that no rights of third parties shall be affected by such review, or alteration.

         Regular minutes of the proceedings of the executive committee shall be kept in a book provided for that purpose.

         The executive committee shall determine and fix its rules with respect to meetings and of procedure, and the number required for a quorum and shall meet and conduct business as provided by such rules.

         By-Laws of Acme United Corporation                              pg. 7
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         ARTICLE 3. Board of Directors (continued).

         Section 13. Audit Committee. This committee shall consist of not less than three nor more than five members, all of whom shall be non-employee members of the Board of Directors. The main function of this committee is to maintain a direct and separate line of communication between the Board of Directors and the Company's independent auditors.

         Section 14. Nominating Committee. All members of the Board of Directors shall serve as a nominating committee to prepare a slate of nominees for election to the Board of Directors at the annual meeting of shareholders or such special meeting of shareholders as may be duly called.

         Section 15. Compensation Committee. This committee shall consist of not less than three or more than seven members all of whom shall be non-employee members of the Board. The main function of this committee is to establish the rate of compensation of officers and other employees at or above certain minimum levels established by the Board of Directors.

         ARTICLE 4. Officers.

         Section 1. Number. The officers of the Corporation shall be a Chairman, a President, a Vice Chairman, one or more Executive Vice Presidents (the number thereof to be determined by the Board of Directors), one or more Senior Vice Presidents (the number thereof to be determined by the Board of Directors), one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of Chairman, President, Vice Chairman, Executive Vice President and Secretary.

         Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed as hereinafter provided.

         Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice of the contract rights, if any, of the person so removed.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         By-Laws of Acme United Corporation                              pg. 8
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         ARTICLE 4. Officers (continued)

         Section 5. Chairman. The Chairman shall be chosen from the Board of Directors of the Corporation. He shall, when present, preside at all meetings of the Board of Directors and at all meetings of the shareholders at which the President is not present. In the absence of the President, the Chairman shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts, or other instruments, which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman and such other duties as may be prescribed by the Board of Directors.

         Section 6. President. The President shall be chosen from the Board of Directors. He shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and at all meetings of the Board of Directors at which the Chairman is not present. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments, which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors.

         Section 7. Vice Chairman. The Vice Chairman shall be chosen from the Board of Directors of the Corporation. In the absence of the President and the Chairman, the Vice Chairman shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all the restrictions upon the President. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts, or other instruments, which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Vice Chairman and such other duties as may be prescribed by the Board of Directors.

         By-Laws of Acme United Corporation                              pg. 9
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         ARTICLE 4. Officers (continued)

         Section 8. The Executive Vice Presidents. In the absence of the President and the Vice Chairman, the Executive Vice President (or in the event there be more than one Executive Vice President, the Executive Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Executive Vice President may sign, with the Secretary or any Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 9. The Senior Vice Presidents. In the absence of the President, the Vice Chairman and the Executive Vice President, the Senior Vice President (or in the event there be more than one Senior Vice President, the Senior Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Senior Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the President, or by the Board of Directors.

         Section 10. Vice Presidents. The Vice Presidents shall perform such duties as shall be assigned to them by the President, the Executive Vice President, or a Senior Vice President.

         Section 11. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, the Executive Vice President, or a Senior Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, or by the Board of Directors.

         By-Laws of Acme United Corporation                              pg.10
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         ARTICLE 4. Officers (continued)

         Section 12. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of ARTICLE 5 of these By-Laws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, or by the Board of Directors.

         Section 13. Assistant Secretaries and Assistant Treasurer. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President, the Executive Vice President, or a Senior Vice President, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, or the Board of Directors.

         Section 14. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

         ARTICLE 5. Contracts, Loans, Checks and Deposits.

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the names of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc. All checks, drafts or orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

         By-Laws of Acme United Corporation                             pg. 11
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         ARTICLE 6. Certificates for Shares and Their Transfer.

         Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or the Executive Vice President or a Senior Vice President and by the Secretary or any Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except and in the case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder or record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         ARTICLE 7. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

         ARTICLE 8. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

         ARTICLE 9. Seal. The Corporation shall have a common seal, which shall contain the words "Acme United Corporation, Bridgeport, Conn., U.S.A." in a circle, within which the words and figures "Bridgeport 1882" shall be contained.

         ARTICLE 10. Waiver of Notice. Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Connecticut Stock Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         ARTICLE 11. Amendments. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors provided that notice of the proposed action is contained in the written notice of such meeting.